UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2009

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-595-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 17, 2009, the Board of Directors of ConAgra Foods, Inc. (the "Company") appointed Richard H. Lenny a director of the Board based on the recommendation of the Board’s Nominating and Governance Committee, effective as of March 17, 2009. The appointment brings the total size of the board to eleven members. On March 17, 2009, the Board also appointed Mr. Lenny to the Audit Committee of the Board of Directors, effective as of May 11, 2009.

On March 17, 2009, Mr. Lenny received a grant of 1,050 shares of the Company’s common stock and a grant of non-statutory options to acquire 5,250 shares of the Company’s common stock, with an exercise price equal to the closing market price of the Company’s common stock on the date of grant. These grants reflect a prorated portion of the annual equity award provided to non-employee directors and described in the non-employee director’s compensation section of the Company’s August 2008 proxy statement. In addition to this equity award, Mr. Lenny is eligible to participate in the other non-employee director compensation arrangements described in the Company’s August 2008 proxy statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

March 17, 2009	By:	/s/ Colleen Batcheler

Name: Colleen Batcheler
Title: Senior Vice President, General Counsel and Corporate Secretary